Exhibit 20.4

Nissan Auto Receivables 2004-C

Servicer's Certificate

For the month of January 2005

NAR 2004-C
Collection Period	Jan-05			30/360 Days	30
Distribution Date	15-Feb-05			Actual/360 Days	28

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		1,231,808,868.66	1,056,053,417.66	1,011,082,649.70	0.820811
Total Securities		1,231,808,868.66	1,056,053,417.66	1,011,082,649.70	0.820811
Class A-1 Notes	1.93000%	351,000,000.00	175,244,549.00	130,273,781.04	0.371150
Class A-2 Notes	2.43000%	314,000,000.00	314,000,000.00	314,000,000.00	1.000000
Class A-3 Notes	2.85000%	187,000,000.00	187,000,000.00	187,000,000.00	1.000000
Class A-4 Notes	2.52000%	318,220,000.00	318,220,000.00	318,220,000.00	1.000000
Certificates	0.00000%	61,588,868.66	61,588,868.66	61,588,868.66	1.000000

	Principal Payment	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	44,970,767.96	263,061.54	128.1218460	0.7494631
Class A-2 Notes	0.00	635,850.00	-	2.0250000
Class A-3 Notes	0.00	444,125.00	-	2.3750000
Class A-4 Notes	0.00	623,711.20	-	1.9600000
Certificates	0.00	0.00	-	-
Total Securities	44,970,767.96	1,966,747.74

I. COLLECTIONS

Interest:
Interest Collections				3,223,390.02
Repurchased Loan Proceeds Related to Interest				0.00
Total Interest Collections				3,223,390.02

Principal:
Principal Collections				44,128,045.89
Repurchased Loan Proceeds Related to Principal				81,085.45
Total Principal Collections				44,209,131.34

Recoveries of Defaulted Receivables				360,742.37
Investment Earnings on Yield Supplement Account				62,138.42
Release from the Yield Supplement Account				1,623,346.02
Servicer Advances				0.00

Total Collections				49,478,748.17

II. COLLATERAL POOL BALANCE DATA
			Number	Amount
Pool Balance - Beginning of Period			82,217	1,056,053,417.66
Total Principal Collections				44,209,131.34
Principal Amount of Gross Losses				761,636.62
			79,953	1,011,082,649.70

III. DISTRIBUTIONS

Total Collections				49,478,748.17
Reserve Account Draw				0.00
Total Available for Distribution				49,478,748.17

1. Reimbursement of Advance				29,015.32

2. Servicing Fee:
Servicing Fee Due				880,044.51
Servicing Fee Paid				880,044.51
Servicing Fee Shortfall				0.00

3. Interest:
Class A-1 Notes Monthly Interest
Class A-1 Notes Interest Carryover Shortfall				0.00
Class A-1 Notes Interest on Interest Carryover Shortfall				0.00
Class A-1 Notes Monthly Interest Distributable Amount				263,061.54

Class A-1 Notes Monthly Interest Paid				263,061.54
Change in Class A-1 Notes Interest Carryover Shortfall				0.00

Class A-2 Notes Monthly Interest
Class A-2 Notes Interest Carryover Shortfall				0.00
Class A-2 Notes Interest on Interest Carryover Shortfall				0.00
Class A-2 Notes Monthly Interest Distributable Amount				635,850.00

Class A-2 Notes Monthly Interest Paid				635,850.00
Change in Class A-2 Notes Interest Carryover Shortfall				0.00

Class A-3 Notes Monthly Interest
Class A-3 Notes Interest Carryover Shortfall				0.00
Class A-3 Notes Interest on Interest Carryover Shortfall				0.00
Class A-3 Notes Monthly Interest Distributable Amount				444,125.00

Class A-3 Notes Monthly Interest Paid				444,125.00
Change in Class A-3 Notes Interest Carryover Shortfall				0.00

Class A-4 Notes Monthly Interest
Class A-4 Notes Interest Carryover Shortfall				0.00
Class A-4 Notes Interest on Interest Carryover Shortfall				0.00
Class A-4 Notes Monthly Interest Distributable Amount				623,711.20

Class A-4 Notes Monthly Interest Paid				623,711.20
Change in Class A-4 Notes Interest Carryover Shortfall				0.00

Total Note Monthly Interest
Total Note Monthly Interest Due				1,966,747.74
Total Note Monthly Interest Paid				1,966,747.74
Total Note Interest Carryover Shortfall				0.00
Change in Total Note Interest Carryover Shortfall				0.00

Total Available for Principal Distribution				46,602,940.60

4. Total Monthly Principal Paid on the Notes				44,970,767.96

Total Noteholders' Principal Carryover Shortfall				0.00
Total Noteholders' Principal Distributable Amount				44,970,767.96
Change in Total Noteholders' Principal Carryover Shortfall				0.00

5. Total Monthly Principal Paid on the Certificates				0.00

Total Certificateholders' Principal Carryover Shortfall				0.00
Total Certificateholders' Principal Distributable Amount				0.00
Change in Total Certificateholders' Principal Carryover Shortfall				0.00

Remaining Available Collections				1,632,172.64
Deposit from Remaining Available Collections to fund Reserve Account				0.00
Remaining Available Collections Released to Seller				1,632,172.64

IV. YIELD SUPPLEMENT ACCOUNT

Beginning Yield Supplement Account Balance				33,591,382.52
Release to Collection Account				1,623,346.02
Ending Yield Supplement Account Balance				31,968,036.50

V. RESERVE ACCOUNT

Initial Reserve Account Amount				6,159,044.34
Required Reserve Account Amount				6,159,044.34
Beginning Reserve Account Balance				6,159,044.34
Ending Reserve Account Balance				6,159,044.34

Reserve Account Triggers			Test Ratio	Actual Ratio	Result
Average Three Period Delinquency Percentage			2.00%	0.16%	Pass
Average Three Period Charge Off Rate			2.75%	0.56%	Pass

Required Reserve Account Amount for Next Period				6,159,044.34

VI. POOL STATISTICS

Weighted Average Coupon				3.47%
Weighted Average Remaining Maturity				45.34

Principal Recoveries of Defaulted Receivables				360,742.37
Principal on Defaulted Receivables				761,636.62
Pool Balance at Beginning of Collection Period				1,056,053,417.66
Net Loss Ratio				0.46%

Net Loss Ratio for Second Preceding Collection Period				0.39%
Net Loss Ratio for Preceding Collection Period				0.85%
Net Loss Ratio for Current Collection Period				0.46%
Average Net Loss Ratio				0.56%

Cumulative Net Losses for all Periods				1,867,969.17

Delinquent Receivables:			Amount	Number
31-60 Days Delinquent			7,833,731.73	495
61-90 Days Delinquent			1,750,394.27	103
91-120 Days Delinquent			650,281.05	36
Total Delinquent Receivables:			10,234,407.05	634
60+ Days Delinquencies as Percentage of Receivables			0.24%	0.17%

Delinquency Ratio for Second Preceding Collection Period				0.13%
Delinquency Ratio for Preceding Collection Period				0.16%
Delinquency Ratio for Current Collection Period				0.17%
Average Delinquency Ratio				0.16%